Exhibit 99.1

HNR Acquisition Corp Announces

Mark H. Williams Appointment as Corporate Controller

HOUSTON, TX / February 1, 2024 / HNR Acquisition Corp (NYSE American: HNRA) (the “Company” or “HNRA”) is an independent oil and gas company focused on the acquisition, development, exploration and production of oil and gas properties in the Permian Basin in Eddy County, New Mexico. Today, the Company announces that Mark H. Williams, age 54, has accepted the position of Corporate Controller and Vice President of Finance and Administration.

Mark has more than 30 years of experience in various controller-type roles with major global public companies. In his past roles, Mark supported business operations, including budgets/forecasts, systems design, purchasing, client contracts and sales support. He was involved in monthly financials, audits, SOX compliance, policy, acquisitions, integrations, system enhancements, and other financial matters. Mark graduated with a BBA in Accounting from William & Mary.

Mark has provided consulting services to HNRA since September 2023 providing invaluable support to the efforts to complete the Company’s initial acquisition, and the transition of both finance and operations. In support of the financial transition, he managed: the migration of the two accounting systems to a single enhanced accounting system; the structuring of accounts and reporting systems to best serve HNRA; the establishment of bank accounts to transition to a new banking relationship; and establishing the processes of payables, receivables and cash disbursements. In supporting the administrative and operations transitions, he supported: the transfer of records; benefits enrollment for the field staff; research of neighboring oil field owners; and transition of action plans.

In his finance role as Corporate Controller, Mark will be responsible for the accounting services, audit lead, equipment financing, cash flow forecasts, payables and receivables management, and tax support. He will also support in policy documentation, system and IT support, benefits and HR coordination, and M&A activities.

“I have been working with Mark for much of the past 30 years, and he was my first choice for consulting to assist with our initial acquisition,” said Mitch Trotter, CFO of HNRA. “Mark stepped in and immediately started handling key aspects of the transition not only for finance, but supporting operations as well. His contributions to the entire management group made the decision easy to hire him as an addition to the management team.”

“Mark stepped in and has been tremendous support for our CFO and our VP of Operations. He is an excellent addition to our team,” said Dante Caravaggio, President and CEO of HNRA.

About HNR Acquisition Corp

HNRA is an independent upstream energy company focused on maximizing total returns to its shareholders through the development of onshore oil and natural gas properties in the United States. HNRA’s long-term goal is to maximize total shareholder value from a diversified portfolio of long-life oil and natural gas properties built through acquisition and through selective development, production enhancement, and other exploitation efforts on its oil and natural gas properties. On November 15, 2023, HNRA acquired its operating entity, LH Operating, LLC, whose assets include interests in the Grayburg-Jackson oil field in the prolific Permian Basin in Eddy County, New Mexico.

HNRA’s Class A common stock trades on the NYSE American Stock Exchange (NYSE American: HNRA). For more information on HNRA, please visit the Company website: https://www.hnra-nyse.com/

Forward-Looking Statements

This press release includes “forward-looking statements” that involve risks and uncertainties that could cause actual results to differ materially from what is expected. Words such as “expects,” “believes,” “anticipates,” “intends,” “estimates,” “seeks,” “may,” “might,” “plan,” “possible,” “should” and variations and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements relate to future events or future results, based on currently available information and reflect the Company’s management’s current beliefs. A number of factors could cause actual events or results to differ materially from the events and results discussed in the forward-looking statements. Important factors - including the availability of funds, the results of financing efforts and the risks relating to our business - that could cause actual results to differ materially from the Company’s expectations are disclosed in the Company’s documents filed from time to time on EDGAR (see www.edgar-online.com) and with the Securities and Exchange Commission (see www.sec.gov). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Relations

Michael J. Porter, President

PORTER, LEVAY & ROSE, INC.

mike@plrinvest.com

Key search words

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